Exhibit 99.7
LOCK-UP AGREEMENT

July 31, 2025

Re:
Securities Purchase Agreement, dated July 27, 2025 (the “Purchase Agreement”), between Mill City Ventures III, Ltd. (the “Company”) and the purchasers signatory thereto (each, a “Purchaser” and, collectively, the “Purchasers”)

Ladies and Gentlemen:
Defined terms not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings set forth in the Purchase Agreement between the Company and each purchaser identified in the signature pages thereto, dated as of the date hereof.  Pursuant to Section 2.2(a)(vii) of the Purchase Agreement and in satisfaction of a condition of the Company’s obligations under the Purchase Agreement, the undersigned irrevocably agrees with the Company that, from the date hereof until twelve (12) months after the Closing Date (such period, the “Restriction Period”) the undersigned will not offer, sell, contract to sell, hypothecate, pledge, lend or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate of the undersigned or any person in privity with the undersigned or any Affiliate of the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, any shares of Common Stock of the Company or securities convertible, exchangeable or exercisable into, shares of Common Stock of the Company beneficially owned, held or hereafter acquired by the undersigned (the “Securities”).  Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Securities with respect to transfer(s):

i)	as a bona fide gift or gifts;

ii)
to any immediate family member or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

iii)	to any corporation, partnership, limited liability company, or other business entity all of the equity holders of which consist of the undersigned and/or the immediate family of the undersigned;

iv)
if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (a) to another corporation, partnership, limited liability company, trust or other business entity that is an Affiliate of the undersigned or (b) in the form of a distribution or other transfer to limited partners, former limited partners, limited liability company members, retired limited liability company members, stockholders or former stockholders of the undersigned or to any wholly-owned subsidiary of such business entity;

v)	if the undersigned is a trust, to the beneficiary of such trust;

vi)	by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned;
vii)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned;
viii)	to the Company in satisfaction of any tax withholding obligation; and
ix)	of Securities acquired in open market transactions on or after the Closing Date, if the undersigned is not an officer or director of the Company;
provided, however, that it shall be a condition that in the case of clauses (i)-(viii), (1) the Company receives a signed lock-up letter agreement (in the form of this Letter Agreement) for the balance of the Restriction Period from each donee, trustee, distributee, or transferee, as the case may be, prior to such transfer, (2) any such transfer shall not involve a disposition for value, (3) such transfer is not required to be reported with the Securities and Exchange Commission in accordance with the Exchange Act and no report of such transfer shall be made voluntarily or, if the undersigned is required to file a report under the Exchange Act reporting a change in beneficial ownership during the Restriction Period, the undersigned shall include a statement in such report indicating the circumstances of such transfer, and (4) neither the undersigned nor any donee, trustee, distributee or transferee, as the case may be, otherwise voluntarily effects any public filing or report regarding such transfers or, if the undersigned is required to file a filing or report under the Exchange Act reporting a change in beneficial ownership during the Restriction Period, the undersigned shall include a statement in such report indicating the circumstances of such transfer.

“Change of Control” shall mean the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction following the Closing Date and approved by the Board of Directors of the Company, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting stock of the Company.

In addition, notwithstanding the foregoing, this Letter Agreement shall not restrict or prohibit (1) the transfer of the undersigned’s Securities to the Company in connection with the termination of the undersigned’s services to the Company, provided that any filing under Section 16 of the Exchange Act made in connection with such transfer shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (1); (2) the delivery of shares of Common Stock to the undersigned upon (i) exercise or exchange by the undersigned of any restricted stock units or options granted under any employee benefit plan of the Company; provided that any shares of Common Stock or Securities acquired in connection with any such exercise will be subject to the restrictions set forth in this Letter Agreement, or (ii) the exercise of warrants; provided that such shares of Common Stock delivered to the undersigned in connection with such exercise are subject to the restrictions set forth in this Letter Agreement, including the transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock upon a vesting event of the Company’s securities or upon the exercise or conversion of restricted stock units, options or warrants to purchase the Company’s securities, in each case, for cash or on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise, pursuant to any stock option, stock bonus or other stock plan or arrangement, and (3) the transfer of Securities upon the completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a Change of Control of the Company; provided, however, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such Securities held by the undersigned shall remain subject to the restrictions on transfer set forth in this letter.
Notwithstanding anything herein to the contrary, nothing herein shall prevent the undersigned from establishing a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act (a “10b5-1 Trading Plan”) or from amending an existing 10b5-1 Trading Plan so long as there are no sales of Securities under any such 10b5-1 Trading Plan during the Restriction Period; and provided that, the establishment of a 10b5-1 Trading Plan or the amendment of a 10b5-1 Trading Plan shall only be permitted if (1) the establishment or amendment of such plan is not required to be reported in any public report or filing with the Commission, or otherwise and (2) the undersigned does not otherwise voluntarily effect any public filing or report regarding the establishment or amendment of such plan.
If any record or beneficial owner of any securities of the Company, other than the undersigned, is granted a release from the restrictions described herein or in any similar lock-up agreement during the Restriction Period, then the undersigned shall also be granted an early release from his, her, or its obligations hereunder with respect to a pro rata portion of the securities of the undersigned that are subject to this letter agreement, based on all other similarly restricted securities of the Company and on the maximum percentage of shares held by any such beneficial holder being released from such holder’s lock-up agreement (the “Pro-rata Release”); provided, however, that no Pro-rata Release of the undersigned’s securities will occur unless the Company has waived such prohibitions with respect to more than 1%, in the aggregate, of the Company’s total outstanding shares of Common Stock as of the date of the Purchase Agreement (calculated assuming conversion of all outstanding shares of the Company’s preferred stock), in one or a series of similar transactions. The Pro-rata Release shall not be applied in the case of a release effective solely to permit a transfer not involving a disposition for value if the transferee agrees in writing to be bound by the same terms described in this letter agreement; provided that, if the undersigned has a contractual right to demand or require the registration of the undersigned’s shares or otherwise “piggyback” on a registration statement filed by the Company for the offer and sale of Common Stock, the undersigned is offered the opportunity to participate in such underwritten sale on a basis consistent with such contractual rights. Upon the occurrence of a release of a stockholder of its obligations under any lock-up agreement that gives rise to a corresponding release of the undersigned from its obligations hereunder pursuant to the terms of this paragraph, the Company shall notify the undersigned within five business days of receipt of such notice. For purposes of determining beneficial ownership of a stockholder, all shares of securities held by investment funds affiliated with such stockholder shall be aggregated.
The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to the Company to complete the transactions contemplated by the Purchase Agreement and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder.  The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Letter Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Purchase Agreement.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company and the undersigned.  This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in the Borough of Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  The undersigned hereby waives any right to a trial by jury.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  The undersigned agrees and understands that this Letter Agreement does not intend to create any relationship between the undersigned and any Purchaser and that no Purchaser is entitled to cast any votes on the matters herein contemplated and that no issuance or sale of the Securities is created or intended by virtue of this Letter Agreement.
This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Company. This Letter Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
This Letter Agreement shall automatically terminate, and the undersigned shall be released from its obligations hereunder, upon the earliest to occur, if any, of (i) the Company advising the  undersigned or any placement agent in writing, prior to the execution of the Purchase Agreement, that it has determined not to proceed with the offering, or (ii) the executed Purchase Agreement being terminated prior to the closing of the offering (other than the provisions thereof that survive termination).

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This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

_________________________
Signature
__________________________
Print Name
__________________________
Position in Company, if any

Address for Notice:

c/o Mill City Ventures III, Ltd.
1907 Wayzata Boulevard East, Suite 205 Wayzata, MN 55391

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this Letter Agreement.
MILL CITY VENTURES III, LTD.

By: _________________________________
Name: Douglas M. Polinsky
Title: Chief Executive Officer